Exhibit 99.1

Riot Platforms Reports Second Quarter 2024 Financial Results, Current Operational and Financial Highlights

Riot Reports $70.0 million in Total Revenue and Deployed Hash Rate of 22.0 EH/s

CASTLE ROCK, Colo., July 31, 2024 (GLOBE NEWSWIRE) -- Riot Platforms, Inc. (NASDAQ: RIOT) (“Riot” or “the Company”), an industry leader in vertically integrated Bitcoin mining, reported financial results for the three-month period ended June 30, 2024. The unaudited financial statements and accompanying presentation materials are available on Riot’s website.

“I am extremely pleased to present results for Riot’s second quarter 2024, during which we accomplished significant operational growth and execution of our long-term strategy,” said Jason Les, CEO of Riot. “The second quarter saw the Bitcoin network ‘halving’ in April of this year, a preprogrammed event whereby the Bitcoin block subsidy received by miners from the network is cut in half every four years. Despite this reduction in available production for all Bitcoin miners, Riot posted $70.0 million in revenue for the quarter and maintained strong gross margins in our core Bitcoin mining business. Riot also generated $13.9 million in power credits, inclusive of $4.4 million from participation in demand response programs, during the quarter, reducing our average energy cost and bringing our average direct cost to mine a Bitcoin to $25,327.

“This quarter, Riot energized its second large-scale facility in Corsicana, TX and in quick succession brought on two buildings totaling 200 megawatts (“MW”) in capacity. The remaining two buildings representing the completion of the first 400 MW at our Corsicana Facility are expected to be fully operational by the end of 2024. We also expanded operations at our Rockdale Facility into newly available capacity as we continued to deploy new hash rate at both facilities. Riot nearly doubled installed hash rate during the quarter, growing to a total capacity of 22 EH/s as of June 30, 2024.

“In July, Riot also expanded our growth pipeline and operational expertise through the acquisition of Block Mining Inc. (“Block Mining”), a vertically integrated Bitcoin miner in Kentucky. Block Mining currently has 60 MW of power capacity across two facilities, and through expansion opportunities available at these facilities as well as a third, greenfield development site, there is the potential to grow capacity to over 300 MW by the end of 2025. Collectively, Riot now has a pipeline to achieve over 2 GW of capacity and we will utilize our strong balance sheet and experienced development teams to continue to build best in class Bitcoin mining facilities.”

Second Quarter 2024 Financial and Operational Highlights

Key financial and operational highlights for the second quarter include:

●	Total revenue of $70.0 million, as compared to $76.7 million for the same three-month period in 2023. The decrease was primarily driven by a $9.7 million decrease in Engineering revenues offset by a $6 million increase in Bitcoin Mining revenue.

●	Produced 844 Bitcoin during the quarter, which represented a decrease of 52% from the 1,775 Bitcoin mined during the same three-month period in 2023, due primarily to the block subsidy ‘halving’ event, which occurred in April 2024, and increases in network difficulty.
●	The average direct cost to mine Bitcoin, inclusive of power credits, was $25,327 in the quarter, as compared to $5,734 per Bitcoin for the same three-month period in 2023. The increase was primarily driven by the block subsidy ‘halving’ event, which occurred in April 2024 and an increase of 68% in global network hash rate as compared to the same three-month period in 2023.
●	Generated $13.9 million in power credits during the quarter, as compared to $13.5 million in power credits generated for the same three-month period in 2023.
●	Bitcoin Mining revenue of $55.8 million for the quarter, as compared to $49.7 million for the same three-month period in 2023, primarily driven by higher average Bitcoin prices and an increase in operational hash rate, partially offset by an increase in network difficulty and the block subsidy ‘halving’ event.
●	Engineering revenue of $9.6 million for the quarter, as compared to $19.3 million for the same three-month period in 2023.
●	Maintained industry-leading financial position, with $646.5 million in working capital, including $481.2 million in cash on hand.
●	Held 9,334 in unencumbered Bitcoin (equating to $585.0 million assuming a market price for one Bitcoin on June 30, 2024 of approximately $62,678), all of which were produced by the Company’s self-mining operations, as of June 30, 2024.

Second Quarter 2024 Financial Results

Total revenue for the three-month period ended June 30, 2024 was $70.0 million, and consisted of $55.8 million in Bitcoin Mining revenue and $9.6 million in Engineering revenue. Other revenue, attributable to third-party hosting, totaled $4.6 million.

Bitcoin Mining revenue in excess of Bitcoin Mining cost of revenue for the quarter was $20.5 million (37% of Bitcoin Mining revenue), as compared to $26.1 million (52% of Bitcoin Mining revenue) for the same three-month period in 2023, a decrease of $5.6 million driven by the expansion of Bitcoin mining capacity at the Rockdale Facility and Corsicana Facility. Bitcoin Mining cost of revenue consists primarily of direct production costs of mining operations, including electricity, labor, and insurance, but excluding depreciation and amortization.

Engineering revenue in excess of Engineering cost of revenue for the quarter was $1.4 million (15% of Engineering revenue), as compared to Engineering revenue in excess of Engineering cost of revenue of $1.1 million (6% of Engineering revenue) for the same three-month period in 2023.

Power curtailment credits received totaled approximately $13.9 million for the quarter, as compared to $13.5 million during the same three-month period in 2023.

If power credits were directly allocated to Bitcoin Mining cost of revenue, Bitcoin Mining cost of revenue would have decreased by $13.9 million, increasing Bitcoin Mining revenue in excess of cost of revenue to $34.4 million (62% of Bitcoin Mining revenue) on a non-GAAP basis.

Selling, general and administrative expenses during the quarter totaled $61.2 million, an increase of $41.4 million relative to the same period in 2023. The increase was primarily due to increases in stock compensation expenses of $32.1 million related to new grants under our long-term incentive program.  Selling, general and administrative expenses was also impacted by a $3.8 million increase in advisory expenses related to ongoing M&A activity.

Net loss for the quarter was $(84.4) million, or $(0.32) per share, compared to net loss of $(27.4) million, or $(0.16) per share, for the same period in 2023. The net loss for the quarter included a change in fair value of Bitcoin equal to $(76.4) million, non-cash stock-based compensation expense of $32.1 million, and depreciation and amortization of $37.3 million.

Non-GAAP Adjusted EBITDA for the quarter was $(75.2) million, as compared to $24.3 million for the same three-month period in 2023.

Hash Rate Growth

Riot anticipates achieving a total self-mining hash rate capacity of 36 EH/s by the end of 2024.

On April 18th, Riot announced the successful energization of the Corsicana Facility substation. The Corsicana Facility will have a total capacity of 1 GW when fully developed, at which point it is expected to be the largest known Bitcoin mining facility in the world by developed capacity. The recently energized substation will power the initial 400 MW phase of development of the Corsicana Facility. This initial phase is expected to add 16 EH/s to Riot’s self-mining capacity by the end of 2024.

On July 23rd, Riot announced the acquisition of Block Mining. The transaction immediately increases Riot’s hash rate by 1 EH/s and establishes an additional arm of growth for Riot in new jurisdictions and energy markets, starting in Kentucky. The acquisition includes 60 MW of existing operational capacity with potential to expand to over 300 MW in total in Kentucky. Riot’s immediate focus will be on integrating Block Mining’s operations and team into Riot and providing support towards near-term expansion opportunities.

Following the Block Mining acquisition, Riot raised its 2024 deployed hash rate guidance from 31 EH/s to 36 EH/s, while also increasing 2025 deployed hash rate guidance from 40 EH/s to 56 EH/s.

ATM Offerings

In February 2024, the Company entered into the 2024 ATM Offering, under which it could offer and sell up to $750.0 million in shares of the Company’s common stock.

During the six months ended June 30, 2024, the Company received net proceeds of approximately $516.4 million ($527.0 million of gross proceeds, net of $10.6 million in commissions and expenses) from the sale of 42,733,833 shares of its common stock at a weighted average fair value of $12.33 per share under its 2024 ATM Offering and previous 2023 ATM Offering.

Subsequent to June 30, 2024, and through July 29, 2024, the Company received net proceeds of approximately $61.0 million from the sale of 6,556,322 shares of its common stock at a weighted average fair value of $9.49 per share under its 2024 ATM Offering.

As of July 29, 2024 the Company had 303,524,067 shares of its common stock outstanding.

About Riot Platforms, Inc.

Riot’s (NASDAQ: RIOT) vision is to be the world’s leading Bitcoin-driven infrastructure platform.

Our mission is to positively impact the sectors, networks and communities that we touch. We believe that the combination of an innovative spirit and strong community partnership allows the Company to achieve best-in-class execution and create successful outcomes.

Riot is a Bitcoin mining and digital infrastructure company focused on a vertically integrated strategy. The Company has Bitcoin mining operations in central Texas and Kentucky, and electrical switchgear engineering and fabrication operations in Denver, Colorado.

For more information, visit www.riotplatforms.com.

Safe Harbor

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements rely on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipates,” “believes,” “plans,” “expects,” “intends,” “will,” “potential,” “hope,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements may include, but are not limited to, statements about the Company’s plans, objectives, expectations, and intentions. The risks and uncertainties that could cause actual results to differ from those expressed in forward-looking statements include, but are not limited to: unaudited estimates of Bitcoin production; our future hash rate growth (EH/s); the anticipated benefits, construction schedule, and costs associated with the Corsicana site expansion; our expected schedule of new miner deliveries; the impact of weather events on our operations and results; our ability to successfully deploy new miners; potential negative impacts on our results of Bitcoin production due to the variance in our mining pool rewards; megawatt (“MW”) capacity under development; our potential inability to realize the anticipated benefits from immersion cooling; our ability to access sufficient additional capital for future strategic growth initiatives; the possibility that the integration of acquired businesses may not be successful, or such integration may take longer or be more difficult, time-consuming or costly to accomplish than anticipated; failure to otherwise realize anticipated efficiencies and strategic and financial benefits from our acquisitions; the anticipated impacts of the Bitcoin “halving”; and the impact of COVID-19 on our suppliers in connection with our estimated timelines. Detailed information regarding the factors identified by the Company’s management which they believe may cause actual results to differ materially from those expressed or implied by such forward-looking statements in this press release may be found in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the risks, uncertainties and other factors discussed under the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as amended, and the other filings the Company makes with the SEC, copies of which may be obtained from the SEC’s website, www.sec.gov. All forward-looking statements included in this press release are made only as of the date of this press release, and the Company disclaims any intention or obligation to update or revise any such forward-looking statements to reflect events or circumstances that subsequently occur, or of which the Company hereafter becomes aware, except as required by law. Persons reading this press release are cautioned not to place undue reliance on such forward-looking statements.

For further information, please contact:

Investor Contact:
Phil McPherson
IR@Riot.Inc

303-794-2000 ext. 110

Media Contact:
Alexis Brock
303-794-2000 ext. 118
PR@Riot.Inc

Non-U.S. GAAP Measures of Financial Performance

In addition to financial measures presented under generally accepted accounting principles in the United States of America (“GAAP”), we consistently evaluate our use of and calculation of non-GAAP financial measures such as “Adjusted EBITDA.” EBITDA is computed as net income before interest, taxes, depreciation, and amortization. Adjusted EBITDA is a financial measure defined as EBITDA, adjusted to eliminate the effects of certain non-cash and/or non-recurring items that do not reflect our ongoing strategic business operations, which management believes results in a performance measurement that represents a key indicator of the Company’s core business operations of Bitcoin mining. The adjustments include fair value adjustments such as derivative power contract adjustments, equity securities value changes, and non-cash stock-based compensation expense, in addition to financing and legacy business income and expense items. We exclude impairments and gains or losses on sales or exchanges of Bitcoin from our calculation of Adjusted EBITDA for all periods presented.

We believe Adjusted EBITDA can be an important financial measure because it allows management, investors, and our board of directors to evaluate and compare our operating results, including our return on capital and operating efficiency from period-to-period by making such adjustments. Additionally, Adjusted EBITDA is used as a performance metric for share-based compensation.

Adjusted EBITDA is provided in addition to, and should not be considered to be a substitute for, or superior to, net income, the most comparable measure under GAAP for Adjusted EBITDA. Further, Adjusted EBITDA should not be considered as an alternative to revenue growth, net income, diluted earnings per share or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity. Adjusted EBITDA has limitations as an analytical tool, and you should not consider such measures either in isolation or as substitutes for analyzing our results as reported under GAAP.

The following table reconciles Adjusted EBITDA to Net income (loss), the most comparable GAAP financial metric:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net income (loss)	$(84,449)	$(27,387)	$127,328	$(8,874)
Interest (income) expense	(8,152)	(4,843)	(15,957)	(1,013)
Income tax expense (benefit)	55	112	33	(4,857)
Depreciation and amortization	37,326	66,162	69,669	125,502
EBITDA	(55,220)	34,044	181,073	110,758

Adjustments:
Stock-based compensation expense	32,135	3,429	64,135	1,133
Change in fair value of derivative asset	(27,484)	(13,109)	(47,716)	(7,331)
Unrealized gain on marketable equity securities	(24,462)	—	(24,462)	—
Loss (gain) on sale/exchange of equipment	68	30	68	30
Casualty-related charges (recoveries), net	(187)	—	(2,487)	1,526
Other (income) expense	(33)	(65)	(41)	(65)
License fees	(24)	(24)	(48)	(48)
Adjusted EBITDA	$(75,207)	$24,305	$170,522	$106,003

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenue:
Bitcoin Mining	$55,764	$49,742	$127,160	$97,765
Engineering	9,627	19,312	14,302	35,459
Other	4,627	7,685	7,852	16,751
Total revenue	70,018	76,739	149,314	149,975

Costs and expenses:
Cost of revenue:
Bitcoin Mining	35,275	23,647	71,824	45,546
Engineering	8,261	18,182	14,279	33,745
Other	10,105	22,134	14,640	47,794
Selling, general, and administrative	61,189	19,836	118,841	32,511
Depreciation and amortization	37,326	66,162	69,669	125,502
Change in fair value of Bitcoin	76,403	(14,490)	(157,677)	(97,994)
Change in fair value of derivative asset	(27,484)	(13,109)	(47,716)	(7,331)
Power curtailment credits	(13,897)	(13,470)	(19,028)	(16,545)
Loss (gain) on sale/exchange of equipment	68	30	68	30
Casualty-related charges (recoveries), net	(187)	—	(2,487)	1,526
Total costs and expenses	187,059	108,922	62,413	164,784
Operating income (loss)	(117,041)	(32,183)	86,901	(14,809)

Other income (expense):
Interest income (expense)	8,152	4,843	15,957	1,013
Unrealized gain on marketable equity securities	24,462	—	24,462	—
Other income (expense)	33	65	41	65
Total other income (expense)	32,647	4,908	40,460	1,078

Net income (loss) before taxes	(84,394)	(27,275)	127,361	(13,731)

Current income tax benefit (expense)	(55)	(112)	(33)	(188)
Deferred income tax benefit (expense)	—	—	—	5,045
Total income tax benefit (expense)	(55)	(112)	(33)	4,857

Net income (loss)	$(84,449)	$(27,387)	$127,328	$(8,874)

Basic and diluted net income (loss) per share	$(0.32)	$(0.16)	$0.51	$(0.33)
Basic and diluted weighted average number of shares outstanding	264,625,308	167,342,813	249,711,377	162,559,956

	June 30, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$481,168	$597,169
Accounts receivable, net	13,680	24,706
Contract assets, including retainage of $1,097 and $3,166, respectively	14,281	15,359
Prepaid expenses and other current assets	30,654	29,107
Bitcoin	—	311,178
Derivative asset, current portion	46,419	30,781
Investments in marketable equity securities, at fair value	157,622	—
Future power credits, current portion	—	271
Total current assets	743,824	1,008,571

Property and equipment, net	1,040,182	704,194
Bitcoin	585,054	—
Deposits	201,754	215,009
Finite-lived intangible assets, net	12,778	15,697
Derivative asset, less current portion	105,515	73,437
Operating lease right-of-use assets	20,855	20,413
Future power credits, less current portion	589	638
Other long-term assets	13,036	13,121
Total assets	$2,723,587	$2,051,080

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$5,093	$23,157
Contract liabilities	6,367	4,073
Accrued expenses	54,348	62,628
Deferred gain on acquisition post-close dispute settlement	26,007	26,007
Deferred revenue, current portion	2,458	2,458
Contingent consideration liability - future power credits, current portion	—	271
Operating lease liability, current portion	3,022	2,421
Total current liabilities	97,295	121,015

Deferred revenue, less current portion	14,713	15,801
Operating lease liability, less current portion	19,977	18,924
Contingent consideration liability - future power credits, less current portion	589	638
Other long-term liabilities	6,500	6,680
Total liabilities	139,074	163,058

Commitments and contingencies - Note 17

Stockholders’ equity
Preferred stock, no par value, 15,000,000 shares authorized:
2% Series A Convertible Preferred stock, 2,000,000 shares authorized; no shares issued and outstanding as of June 30, 2024 and December 31, 2023	—	—
0% Series B Convertible Preferred stock, 1,750,001 shares authorized; no shares issued and outstanding as of June 30, 2024 and December 31, 2023	—	—
Common stock, no par value; 680,000,000 shares authorized; 283,674,768 and 230,836,624 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	3,257,024	2,687,692
Accumulated deficit	(672,492)	(799,820)
Accumulated other comprehensive income (loss), net	(19)	150
Total stockholders’ equity	2,584,513	1,888,022
Total liabilities and stockholders’ equity	$2,723,587	$2,051,080